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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is made and entered into this 15th day of December, 1998, by and between Dreher Business Products Corporation (formerly known as MCSC Buckeye Acquisition Corporation) (the "Company") and Michael Trebilcock (the "Executive").

                                   WITNESSETH:

      WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company;

      NOW, THEREFORE, upon the terms and conditions hereinafter set forth, it is hereby agreed between the Parties as follows:

I.    DUTIES

      A. Upon the terms and subject to the conditions of this Agreement, the Company hereby employs the Executive as Vice President, Advanced Technology Group of the Company (which is a wholly owned subsidiary of Miami Computer Supply Corporation ("MCSC")), and the Executive hereby accepts said employment.

      B. The Executive's areas of responsibility shall be as directed by the Board of Directors of the Company and may include all aspects of the Company's business, including but not limited to, sales, financial reporting, strategic planning, overseeing day-to-day operations, acquisitions, long range planning, cash flow projections and any other duties specified by the Board of Directors. The Executive shall, from time to time and as requested, report to the Board of Directors with respect to his activities. The Executive agrees to exercise his duties and responsibilities hereunder in good faith, with diligence, and in accordance with sound business practice.

      C. The Executive shall devote his full business time and efforts and all reasonable energy and skill to the business of the Company and shall use his best efforts to promote the interest thereof. The Executive's services shall be rendered with due regard for the prompt, efficient and economical operation of the business of the Company.

      D. Except for occasional business trips which may be necessary or desirable in connection with the performance of the Executive's duties, the Executive shall not be required, without his consent, to perform any duties at any location other than the principal place of business of the Company in Strongsville, Ohio.

      E. The Executive hereby agrees that the employment agreement dated December 12, 1994 and July 30, 1998 (and as otherwise amended or supplemented) between the Executive and Dreher Business Products Corporation is hereby terminated, canceled and rendered null and void,

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Michael Trebilcock
Employment Agreement
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without liability of any party to any other party thereunder, except with respect to any benefits earned prior to the date hereof.

II.   TERMS AND CONDITIONS OF EMPLOYMENT

      A. This Agreement shall commence on the date hereof and shall terminate on the earliest to occur of:

            1. December 15, 2001; or

            2. The death or retirement of the Executive; or

            3. On written notice of termination from the Company to the Executive, which notice may be given only on or after there shall have elapsed a consecutive period of 90 days (or a non-consecutive period of 120 days) during any twelve month period during which the Executive was physically or mentally incapacitated (as reasonably determined by the Board of Directors) and unable to perform his duties hereunder; or

            4. The resignation of the Executive.

      B. In addition to the events described in the foregoing Section II.A, the Company shall be entitled to terminate this Agreement upon written notice to the
Executive:

            1. For cause, which for purposes of this Agreement shall be determined by the affirmative vote of a majority of the Board of Directors (excluding the Executive, if a member of the Board) and shall mean incompetence, personal dishonesty, the refusal to perform, or the substantial neglect of, or an intentional failure to perform, a material portion of the Executive's duties and obligations on behalf of the Company, which actions or inactions are not reasonably cured within sixty (60) days after receipt of written notice from the Company with respect thereto; willful misconduct; breach of a fiduciary duty to the Company involving personal gain; any material breach of this Agreement not reasonably cured within ten (10) days after receipt of written notice thereof; sexual harassment; or assault; or

            2. If the Executive has been convicted of a felony or a crime involving moral turpitude, theft, fraud, embezzlement, intentional or reckless conversion of Company funds or destruction of Company assets.

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Michael Trebilcock
Employment Agreement
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      C. The Executive shall have the right to terminate this Agreement upon reasonable notice to the Company:

            1. For cause, which for purposes of this Agreement shall mean the failure of the Company to provide resources which are necessary to the fulfillment of the Executive's responsibilities, and which failure(s) are not reasonably cured within ten (10) days after receipt of written notice hereof from the Executive;

            2. Upon the express direction of the Board of Directors to perform any action or inaction which, in the reasonable opinion of the Executive and upon written advice of his counsel is illegal;

            3. Upon the threatened or actual insolvency or receivership of the Company not caused by any action or inaction of the Executive; or

            4. Upon the failure of the Company to perform its obligations to Executive as set forth in this Agreement.

      D. Termination in accordance with any of the foregoing provisions of Sections II.A, B or C above shall be effective on the date applicable to the particular termination section referred to above (the "Termination Date"), and from and after such date, this Agreement shall be of no further force and effect; provided, however, that no such termination shall affect: (i) a Party's rights to seek damages or other relief in respect of a breach by the other Party of his or its obligations under this Agreement, (ii) the Company's rights or the Executive's obligations under Section IV. herein, or (iii) the Executive's rights under Section III. hereof with respect to any compensation accrued or stock vested through such date of termination.

III.  BASE SALARY, VACATION AND FRINGE BENEFITS

      A. The Executive shall be paid a base salary (the "Base Salary") of $250,000.00 per year, payable in semi-monthly installments of $10,417.00 each. Such Base Salary shall be renegotiated in good faith within the thirty (30) day period prior to the end of each twelve (12) month period of this Agreement. In no event shall the Base Salary for any twelve (12) month period of this Agreement be less than the Base Salary for the immediately preceding twelve (12) month period.

      B. The Executive will be able to take up to five (5) weeks paid vacation per year.

      C. During the term of the Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option,

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Michael Trebilcock
Employment Agreement
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employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Company, to the extent commensurate with his then-existing duties and responsibilities, as fixed by the Board of Directors of the Company. The Company shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Company and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Company. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive pursuant to Section III.A hereof.

      D. In addition to the foregoing, immediately after the date of this Agreement, the Executive shall be covered by the same health insurance as immediately prior to the date of this Agreement and at all times during the period of the Executive's employment under this Agreement be eligible to participate in and to be covered by all plans, if any, effective generally with respect to executives of the Company with respect to life insurance, accident insurance, health insurance, hospitalization, disability, and other benefits of whatsoever kind or description, to the extent the Executive is eligible under the terms of such plans, on the same basis as other executives of the Company and without restriction or limitation by reason of this Agreement. The Executive shall be entitled to all of the fringe benefits and perquisites of his office of whatsoever kind or description made available generally to other executives of the Company, including, but not limited to, customary paid holidays, without restriction or limitation by reason of any specific benefit provided for in this Agreement. Such benefits and perquisites shall specifically include but not be limited to: (a) the use of a Company credit card(s) for the purpose of charging ordinary and necessary Company business expenses, including but not limited to gasoline, business meals, entertainment, travel and lodging; (b) all Country Club dues and expenses at the club to which the Executive currently belongs or a similar such club should the Executive change clubs excluding, though, personal purchases made at the pro shop of any such club, in an amount not to exceed $8,000.00 per annum; and (c) reimbursement for use of automobile in the monthly amount of $500.00.

      E. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred or paid by him in connection with the performance of his duties under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

IV.   NON-COMPETITION

      A.1. The Company has disclosed to the Executive its confidential business plans, marketing strategies, advertising copy, funding sources, wholesale and retail customer lists,

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Michael Trebilcock
Employment Agreement
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equipment sources, financial projections and results and other information in the course of Executive's occupation as the ______________ of the Company. This information and similar information yet to be developed by the Executive is generally unknown to the public and gives the Company a competitive advantage over those who do not have access to this information. The Company has taken and will take care to protect this information from becoming generally known. The Company has revealed this information to the Executive on the condition that he keep it confidential and will require confidentiality from the Executive and all other persons with access to the information in the future. The information described above, therefore, constitutes valuable trade secrets of the Company and is referred to below as "Proprietary Information." In the course of performing his duties under this Agreement, the Executive will both help develop and be privy to Proprietary Information.

      2. The Company has and shall retain all exclusive rights in the Proprietary Information. During the term of this Agreement and any extension hereof and for a period of two (2) years thereafter, the Executive shall not disclose Proprietary Information to any third party (except in connection with the proper performance of his duties hereunder and except with respect to response to judicial or administrative process, and such disclosure shall occur only after written notification of the Company immediately after receipt of such process and cooperation with the Company, if so requested, to assist in obtaining confidential treatment of, or a protective order for, the Proprietary Information), or make any commercial or academic use of the Proprietary Information without the express written consent of the Company, which consent may be withheld for any or no reason in the Company's sole discretion.

      3. These restrictions on the use and disclosure of Proprietary Information shall survive the expiration or termination of this Agreement, regardless of the grounds or lack of grounds therefor. The Parties recognize and agree that, in the event of a threatened or actual breach of this Section IV.A, the Company's remedy at law will be inadequate to fully compensate the Company for its losses. Therefore, the Company may enforce its rights hereunder by equitable remedies, including without limiting the generality of the foregoing, injunctive relief and specific performance.

      B.1. During the term of this Agreement and for two years after the Termination Date, the Executive hereby covenants and agrees that the Executive (and any person or entity controlled by, under common control with or controlling the Executive) will not sell or distribute, directly or indirectly, or be financially or otherwise associated with anyone that sells or distributes computer supplies or projection presentation products in an area within a twenty-five (25) mile radius of any existing office of the Company or MCSC (the "Prohibited Business"). For purposes of this Section IV.B.1, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, affairs,

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Michael Trebilcock
Employment Agreement
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management or policies of such person or entity, whether through personal relationship, the ownership of voting securities or by contract or otherwise. The foregoing shall not prohibit the Executive from owning shares of stock of MCSC, or any other entity affiliated with MCSC, nor from owning less than five percent (5%) of the issued and outstanding shares of any publicly traded Company that is in the Prohibited Business.

      2. The Executive agrees that in the event that the Executive commits a breach or threatens to commit a breach of any of the provisions of this Section IV.B, the Company shall have the right and remedy to have the provisions of this
Section IV.B specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to the Company and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

      3. If any of the provisions of or covenants contained in this Section IV.B are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction because of the duration or geographic scope thereof, the Parties agree that the court making such determination shall have the power to reduce the duration and/or geographic scope of such provision or covenants and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Section IV.B in any other jurisdiction.

      C.1. The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Company and accordingly agrees that, during the term of this Agreement and, in consideration of the receipt of any payment pursuant to this Agreement, for a period of two years following the date of termination of the Executive's employment under this Agreement, unless otherwise agreed to in writing by the Company, the Executive shall not, either directly or indirectly, in any manner or capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, salesman, or corporate shareholder or otherwise for the benefit of any Person (as defined below), (i) solicit the rendering of services to any Person of any kind whatsoever who is then or has been at any time during a period of one year prior to the date of the termination of Executive's employment under this Agreement (the "Termination Date") a Customer (as defined below), employee, salesperson, agent or representative of the Company in any manner which interferes with the relationship of the Company with such Person, or in an effort to obtain such Person as a customer, supplier, employee, salesperson, agent or representative of any business in competition

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Michael Trebilcock
Employment Agreement
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with the Company, or (ii) for a period of one year following the Termination
Date, hire or participate in the hiring by any Person of an employee of the Company.

            (a) "Person" means any individual, trust, partnership, corporation, limited liability company, association, or other legal entity.

            (b) "Customer" means any Person with whom the Company or any subsidiary is currently engaged to provide goods or services, has been engaged to provide goods or services within six (6) months prior to the Termination Date, or actively marketed, discussed a project with, negotiated with, provided a bid to or otherwise communicated with in an effort to obtain an engagement to provide goods or services sold by the Company or any subsidiary within six (6) months prior to the Termination Date.

      2. It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in Section IV.C of this Agreement reasonable for the purpose of preserving for the Company its good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section IV.C of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section IV.C of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

V.    ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement as to the subject matter hereof and there are no terms other than those contained herein. This Agreement shall be interpreted in order to achieve the purposes for which it was entered into. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No variation hereof or amendment hereto shall be deemed to be valid unless in writing and signed by the Parties hereto. No waiver by either Party of any provision or condition of this Agreement by him or it to be performed shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. This Agreement is not assignable by the Executive, but may be assigned by the Company to any affiliate of the Company or by operation of law. The Executive shall not be required to work for any other affiliate of MCSC or MCSC without his consent.

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Michael Trebilcock
Employment Agreement
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VI.   BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives. The obligations of the Company hereunder are unsecured and the Executive represents a general creditor of the Company for compensation which may be due and owing. Nothing contained herein shall create or require the Company to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company. The foregoing sentence shall not apply to any fringe benefits provided to the Executive to the extent otherwise required by law.

VII.  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. All disputes between the Parties shall be resolved by alternative dispute resolution ("ADR") in the jurisdiction wherein the Executive is domiciled.

VIII. ALTERNATIVE DISPUTE RESOLUTION

      The Parties agree that it is in their best interests to resolve all disputes or controversies (except for violations of Section IV) arising out of this Agreement in a cost effective and timely manner. Therefore, any controversy or claim arising out of this Agreement or the breach thereof, or the interpretation thereof (except, in each case, with respect to Section IV), shall be settled by binding arbitration in accordance with the Rules of the American Arbitration Association applicable to employer disputes; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other Party to this Agreement and with the American Arbitration Association. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claims, dispute or other matter in question would be barred by the applicable statute of limitation. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. Any Party desiring to initiate arbitration procedures hereunder shall serve written notice on the other Party. The Parties agree that an arbitrator shall be selected pursuant to these provisions within thirty (30) days of the service of the notice of arbitration. In the event of any arbitration pursuant to these provisions, the Parties shall retain the rights of all discovery provided pursuant to the Ohio Code of Civil Procedure and the Rules promulgated thereunder, except that all time periods contained in said Code of Civil Procedure and its related Rules shall be shortened by fifty percent (50%) for purposes of arbitration proceedings hereunder. Any arbitration initiated pursuant to these provisions shall be on an expedited basis and the dispute

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Employment Agreement
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shall be heard within one hundred twenty (120) days following the serving of the notice of arbitration and a written decision shall be rendered within sixty (60) days thereafter. These procedures supplement the American Arbitration Association's procedures and, if there is a conflict, these provisions shall control. All rights, causes of action, remedies and defenses available under Ohio law and equity are available to the Parties hereto and shall be applicable as though in a court of law. The Parties shall share equally all costs of any such arbitration.

IX.   INDEMNIFICATION; WITHHOLDING

      A. The Company shall fully indemnify and hold harmless Executive from any and all claims, demands, judgments, liens, subrogation, or costs incurred by Executive with respect to any claims or suits against Company and/or its Board of Director by individuals, firms, or entities not a Party to this Agreement to the extent permitted by the Company's Articles of Incorporation, Code of Regulations and applicable corporate law.

      B. All payments of Base Salary required to be made by the Company hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine should be withheld pursuant to any applicable law or regulation.

X.    NOTICES

      A. Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to the Executive, to him at 11006 Edgewater Drive, Cleveland, Ohio 44102 and if to the Company, to it at 4750 Hempstead Station Drive, Dayton, Ohio 45429, Attention: President--Chief Executive Officer.

      B. For purposes of all notices to be given pursuant to or arising out of this Agreement including a demand for ADR, a Party will be presumed to have received written notice on the date of the actual receipt thereof.

XI.   COUNTERPARTS

      This Agreement may be executed in numerous counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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Employment Agreement
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      IN WITNESS WHEREOF, the Company and the Executive have set their hands on the date above written.

ATTEST:


/s/Andrew Rosenstein                    By: /s/Michael Tribilcock
-----------------------------               ------------------------------------
                                            Michael Trebilcock
                                                  "Executive"

                                            Dreher Business Products Corporation
ATTEST:                                     (f/k/a MCSC Buckeye Acquisition
                                               Corporation)


/s/Andrew Rosenstein                    By: /s/Michael E. Peppel
-----------------------------               ------------------------------------
                                            Name:  Michael E. Peppel
                                            Title: Vice President
                                                   "Company"